Exhibit 11

                                                                   July 25, 1997

The PBHG Funds, Inc.
32 South Street
Baltimore, MD  21202

                  Re:   Shares of Common Stock
                        The PBHG Funds, Inc.
                        ----------------------

Gentlemen:

                  We have acted as counsel to The PBHG Funds, Inc., a Maryland corporation (the "Company"), in connection with the proposed Agreement and Plan of Reorganization (the "Agreement") between the Company and UAM Funds Trust, a Delaware Business Trust (the "Trust"), and the consummation of the transactions contemplated therein. The Agreement contemplates the acquisition of substantially all of the property, assets and goodwill of Newbold's Equity Portfolio, a separate series of the Trust (the "Equity Portfolio") by PBHG Large Cap Value Fund, a separate series of the Company (the "Large Cap Fund"), in exchange for shares of common stock of the Large Cap Fund, which shares will be issued by the Company and then immediately transferred to the shareholders of the Equity Portfolio (the "Transaction"). Each shareholder of the Equity Portfolio will receive that number of shares of common stock of the Large Cap Fund (the "Shares") representing interests with an aggregate net asset value equal to the aggregate net asset value of his or her shares of the Equity Portfolio.

                  The opinion expressed below is based on the assumption that a Registration Statement on Form N-14 with respect to the Shares will have been filed by the Company with the Securities and Exchange Commission and will have become effective before the Transaction occurs.


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The PBHG Funds, Inc.
July 25, 1997
Page 2

                  Based on the foregoing, we are of the opinion that the Shares, when issued by the Company in accordance with the terms and conditions of the Agreement, will be duly authorized, fully paid and nonassessable.

                  We consent to the filing of this opinion as Exhibit 11 to the Company's Registration Statement on Form N-14 and to the references to this firm in such Registration Statement.


                                         Very truly yours,
                                         /s/ Ballard Spahr Andrews & Ingersoll